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EXHIBIT 32.2

         Certifications of Principal Financial and Accounting Officer


         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chief Financial Officer of Island Pacific, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q/A of the Registrant for the quarter ended September 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  January 25, 2005                         /s/ Corinne Bertrand
                                                --------------------------------
                                                Corinne Bertrand
                                                Chief Financial Officer


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